EXHIBIT 11-2

                         NAC RE CORP. AND SUBSIDIARIES

                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                                                 YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1995          1994          1993
                                                          ----------    ----------    ----------
Net income applicable to common stock..................      $62,824       $35,612       $42,351
After-tax add back of convertible debenture interest
  and amortization.....................................        3,504         3,504         3,504
                                                          ----------    ----------    ----------
Adjusted net income....................................      $66,328       $39,116       $45,855
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------
Average number of common shares outstanding............   17,708,733    17,603,372    17,895,253
Add:
Assumed exercise of dilutive stock options(1)..........      424,524       429,897       530,004
Assumed conversion of convertible debentures(2)........    2,020,202     2,020,202     2,020,202
                                                          ----------    ----------    ----------
Common stock and common stock equivalents
  outstanding..........................................   20,153,459    20,053,471    20,445,459
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------
Fully diluted earnings per share.......................        $3.29         $1.95         $2.24
                                                          ----------    ----------    ----------
                                                          ----------    ----------    ----------

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(1) Computed utilizing the higher of ending or average market price of the common stock for the period.

(2) Reflects the assumed conversion of the Company's 5.25% Convertible Subordinated Debentures due 2002.